SECOND MODIFICATION AGREEMENT


             This Second Modification Agreement (this "Agreement") is entered into by and between R.H. Phillips, Inc., a California corporation ("Borrower"), and U.S. Bank National Association, a national banking association ("Lender"), as of April 25, 2000.

                                 RECITALS

             Borrower and Lender entered into a Loan Agreement dated as of May 1, 1999 (the "Original Loan Agreement"). In connection therewith, Borrower, as maker, made a promissory note (the "Original Note") in favor of Lender, as payee, in the principal amount of up to $15,000,000.00 dated as of May 1, 1999, and Borrower, as grantor, made an Agricultural Security Agreement (the "Original Security Agreement") for the benefit of Lender, as secured party.

             B.
             Borrower and Lender entered into a Modification Agreement (the "First Modification Agreement") dated as of October 8, 1999, pursuant to which Borrower and Lender agreed to modify and amend certain terms and conditions of the Original Loan Agreement, the Original Note and the Original Security Agreement.

             C.
             Borrower and Lender desire further to modify and amend the terms and conditions of the Original Loan Agreement, the Original Note and the Original Security Agreement, as amended by the First
Modification Agreement, on the terms and conditions set forth herein.

             Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

             Section 1.   Certain Definitions.

        (a)         As used in the Loan Documents, the
following terms shall now and hereafter have the following meanings:

                    (i) "Loan Agreement":  The Original
Loan Agreement as modified and amended by the First Modification
Agreement and this Agreement.

                    (ii)       "Note":  The Original Note as
modified and amended by the First Modification Agreement and this Agreement.

                    (iii)      "Security Agreement":  The
Original Security Agreement as modified and amended by the First
Modification Agreement and this Agreement.

        (b) All capitalized terms used but not defined herein shall have the meanings ascribed in the Loan Agreement.

                Section 2.     Amount of Loan.

             Section 2.1 Note. The figure "$15,000,000.00" is hereby deleted from the heading to the Note and replaced with "$16,000,000.00." The words and figure "Fifteen Million Dollars ($15,000,000.00)" are hereby deleted from Section 2 of the Note and replaced with the words and figure "Sixteen Million and no/100 Dollars ($16,000,000.00)."

             Section 2.2 Loan Agreement. The words and figure "Fifteen Million Dollars ($15,000,000.00)" are hereby deleted from
Section 2(g) of the Loan Agreement and replaced with the words and figure "Sixteen Million and no/100 Dollars ($16,000,000.00)."

             Section 2.3    Security Agreement.  The words and
figure "Fifteen Million Dollars ($15,000,000.00)" are hereby deleted from Section 1(f) of the Security Agreement and replaced with the words and figure "Sixteen Million and no/100 Dollars ($16,000,000.00)."

        Section 3. Term. The maturity date of the Note, as specified in Section 5(a) thereof, is hereby extended from April 30, 2001, to April 30, 2002. The date "April 30, 2001" is hereby deleted from Section

        Section 4. Tangible Net Worth. The words and figure "Twenty-One Million and no/100 Dollars ($21,000,000.00)" are hereby deleted from Section 6(e)(1) of the Loan Agreement and replaced with "Twenty-Three Million Five Hundred Thousand and no/100 Dollars ($23,500,000.00)."

     Section 5.         Funding Losses.  Section 3(c)(6) of the
Original Note is hereby deleted in its entirety and replaced with the following:

                     Borrower will indemnify Lender upon demand against any loss or expense which Lender may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund, or maintain any LIBOR Amount) as a consequence of (a) any failure of Borrower to make any payment when due of any LIBOR Amount, (b) any failure of Borrower to borrow, continue or prepay any LIBOR Amount or convert any portion of the Prime Rate Amount to a LIBOR
        Amount on a date specified therefor in a notice thereof, or (c) any payment or prepayment of any LIBOR Amount, termination of the LIBOR Borrowing Rate (as defined in the Original Note) or conversion of a LIBOR Amount to a Prime
        Rate Amount on a date other than the last day of the LIBOR
        Interest Period therefor. Determinations by Lender of the amount required to indemnify Lender shall be conclusive in the absence of manifest error.

        Section 6. Discretion of Bank as to Manner of Funding. Notwithstanding any provision of the Note to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of any LIBOR Amount in any manner it elects; it being understood, however, that all determinations hereunder shall be made as if Lender had actually funded and maintained each LIBOR Amount during the LIBOR Interest
Period therefor through the purchase of deposits having a term corresponding to such LIBOR Interest Period and bearing an interest rate equal to the LIBOR Rate (as defined in the Original Note) for such LIBOR Interest Period (whether or not Lender shall have granted any participations in such LIBOR Amount).

        Section 7. Costs and Fees. Without limiting any other provisions of this Agreement, Borrower hereby agrees to pay Lender on demand an amount equal to all costs and expenses incurred by Lender in connection with the negotiation, preparation, execution, and closing of this Agreement and the transaction contemplated herein.

        Section 8. No Other Modification; Full Force and Effect. Except as specifically provided herein, the Original Loan Agreement, the Original Note and the Original Security Agreement, as modified by the First Modification Agreement, are not modified or amended in any respect and remain in full force and effect.

        Section 9. Integration. Subject to Section 8 hereof, this Agreement constitutes the entire agreement of the parties on the subject matter hereof and supersedes and replaces all prior agreements, oral and written, on such subject matter.

        Section 10. Counterparts. This Agreement may be executed in any number of counterparts. Each signed counterpart shall be deemed an original, and all of the counterparts taken together shall be deemed to constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date first written above.

BORROWER:                           LENDER:

R.H. Phillips, Inc.,                U.S. Bank National Association,
a California corporation            a national banking association


By://s//Michael Motroni             By://s//Karen McManus
   ---------------------------         ------------------------
Title: Chief Financial Officer         Title: Vice President
       -----------------------         ------------------------

By:

Title: